SUBSCRIPTION AGREEMENT

Beta Oil & Gas, Inc.
6120 S. Yale, Suite 813
Tulsa, OK 74136

Gentlemen:

         1. Purchase and Sale. Beta Oil & Gas, Inc., a Nevada corporation (the "Company"), has offered for sale, and the undersigned subscriber (the "Subscriber") hereby tenders this subscription and applies for the purchase of the number of Units set forth on the Signature Page at the purchase price per Unit described in the Company's Confidential Private Placement Memorandum dated March 20, 2001 (the "Memorandum"). Each Unit consists of one share of the Company's 8% Convertible Preferred Stock ("Preferred Share") and one-half of one Warrant to purchase one share of Company common stock (a "Warrant"). The Preferred Shares and Warrants are referred to collectively herein as the "Units".

         Together with this Subscription Agreement, the Subscriber is delivering to the Company the full amount of the purchase price for the Units (the "Purchase Price"). This subscription may be rejected by the Company in its sole discretion in whole or in part.

         THE SIGNATURE OF THE UNDERSIGNED ON THE SIGNATURE PAGE CONSTITUTES THE EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND THE INVESTOR QUALIFICATION CERTIFICATE.

         2. Amount and Method of Payment. Payment of the Purchase Price required to purchase the number of Units subscribed for hereunder is being made by check or wire transfer payable to "Bank of Oklahoma, Escrow Agent for Beta Oil & Gas, Inc." as Escrow Agent in the amount set forth on the Signature Page, which represents payment in full for the Units.

          3. Escrow of Funds. All payments made as provided in Section 2 hereof shall be deposited in an account (the "Escrow Account") with Bank of Oklahoma, Escrow Agent, until a closing occurs or until the termination of the Offering. The Company may hold a closing at any time after subscriptions for a minimum of $1,500,000 in Units have been accepted (the "Initial Closing"). The Company may hold additional closings after the Initial Closing. Funds deposited in the Escrow Account may not be withdrawn by the Subscriber. If a subscription is rejected in whole or in part or if the Offering is terminated for any reason, then this subscription shall be void and all funds received from the undersigned shall be returned as soon as practicable to the undersigned Subscriber. At the Initial Closing, funds in the Escrow Account shall be paid to the Company.

     4. Accreditation. The Units are being offered to an unlimited number of accredited investors, as defined in Rule 501 of Regulation D.

     5. Representations and Warranties of Subscriber. In order to induce the Company to accept this subscription, the Subscriber hereby represents and warrants to, and covenants with, the Company as follows:

          (a) (i) The Subscriber understands that the Units have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to Regulation D under the Act or other exemptions thereunder;

               (ii) The Units are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act;

               (iii) The Units may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer.

               (iv) The Subscriber is acquiring the Units solely for the account of the undersigned, for investment purposes only, and not with a view towards the resale or distribution thereof;

               (v) The Subscriber will not sell or otherwise transfer any of the Units or any Unit therein, unless and until (A) said Units shall have first been registered under the Act and all applicable state securities laws; or (B) the undersigned shall have first delivered to the Company a written opinion of counsel (which counsel and opinion shall be reasonably satisfactory to the Company) to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws;

               (vi) The Subscriber is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D, as promulgated under the Act.

          (b) (i) The Subscriber has received and carefully reviewed the Company's Memorandum and the Appendices attached thereto;

               (ii) The Subscriber has had a reasonable opportunity to ask questions and receive answers from the Company concerning the Company and the Offering, and all such questions, if any, have been answered to the full satisfaction of the Subscriber and the Subscriber has had the opportunity to receive all other relevant documents concerning the Company and the Offering;

               (iii)  The   Subscriber  has  such  knowledge  and  expertise  in
          financial and business matters that the Subscriber is capable of evaluating the merits and risks involved in an investment in the Units and acknowledges that an investment in the Units entails a number of very significant risks and funds should only be invested by persons able to withstand the total loss of their investment;

               (iv) Except as set forth in this Agreement, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the Subscriber is not relying upon any information, other than that contained in the Memorandum and the results of independent investigation by the Subscriber;

               (v) The Subscriber  understands  that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Subscriber set forth in this Subscription Agreement and in the related investor Qualification Certificate in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Units, and the Subscriber acknowledges that it is solely the Subscriber's responsibility to satisfy itself as to the full observance by this Offering and the sale of the Units to Subscriber of the laws of any jurisdiction outside the United States and Subscriber has done so; and

               (vi) The Subscriber has full power and authority to execute and deliver this Subscription Agreement and to perform the obligations of the undersigned hereunder, and this Subscription Agreement is a legally binding obligation of the Subscriber enforceable against Subscriber in accordance with its terms.

               (vii) The Subscriber acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by him and that no public solicitation or advertisement with respect to the Offering of the Units.

     6. Binding Effect. The Subscriber understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of the Signature Page where indicated. This Subscription Agreement shall be null and void if the company does not accept it as aforesaid. Upon acceptance by the Company and receipt of the Purchase Price, the Company will issue one Share certificate and one-half Common Stock purchase warrant entitling the holder to purchase one Share of the Company's Common Stock for each Unit subscribed for.

     7. Acceptance in Part. The Subscriber understands that the Company may, in its sole discretion, reject this subscription in whole or in part and reduce this subscription in any amount and to any extent.

     8. Indemnification. The Subscriber agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the Subscriber of any representation, warranty or covenant made by it herein.

     9. Nontransferability. Neither this Subscription Agreement nor any of the rights of the Subscriber hereunder may be transferred or assigned by the Subscriber.

10.      Registration.


          (a) The Company shall, not later than one year from completion of the offering of Units, file with the Securities and Exchange Commission and thereafter shall use its reasonable best efforts to cause to be declared effective under the Act a Registration Statement on Form S-3 or other applicable form relating to the offer and sale of the company Common Stock issuable upon exercise of the Warrants and conversion of the Preferred Shares by the holders of such securities from time to time in accordance with the methods of distribution elected by such holders and set forth in such Registration Statement. The Company shall pay the expenses incurred in connection with the registration, not including selling expenses or commissions paid by holders upon any sale of any of the securities included in the registration.

          (b) The  Company  shall use its  reasonable  best  efforts to keep the
     Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by holders until the earlier of the sale of all the Securities covered by the Registration Statement pursuant to the Registration Statement, or the date which is two years from the date that the last of the Warrants were exercised (in any such case, such period being called the "Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Registration Statement effective during the requisite period if it voluntarily takes any action that would result in holders of Securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law, or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets.

          (c ) The Company shall furnish to the holders, prior to the filing thereof with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein.

          (d) The Company will ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          (e) The Company shall advise the holders and, if requested by the holders, confirm such advice in writing:

               (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

               (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

               (iii) of the receipt by the Company of any notification with respect to tile suspension of the qualification of the Securities included therein for sale in any jurisdiction or the initiation of any proceedings for such purpose; and

               (iv) of the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

         11. Amendment; Entire Agreement; Governing Law. This Subscription Agreement (i) may only be modified by a written instrument executed by the Subscriber and the Company, (ii) sets forth the entire agreement of the Subscriber and the Company with respect to the subject matter hereof, (iii) shall be governed by the laws of the State of Oklahoma applicable to contracts made and to be wholly performed therein, and (iv) shall inure to the benefit of, and be binding upon, the Company and the Subscriber and their respective heirs, legal representatives, successors and assigns.

         12. Power of Attorney. The Subscriber irrevocably constitutes and appoints the President and the Secretary of the Company, with full power of substitution, as his true and lawful attorney, in his name, place and stead to execute, acknowledge and deliver the Warrant Agreement for the Warrants included in the Units and for no other purpose. The power of attorney granted herein shall be a special power of attorney, and shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, incompetency, or dissolution of the Subscriber. In the event of any conflict between the Warrant Agreement and any instruments filed by the attorney-in-fact pursuant to the power of attorney granted herein, the Warrant Agreement shall control.

         13. Legend Requirements.

         FOR ALL INVESTORS:

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVE. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OFT HIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD.

         FLORIDA RESIDENTS:

THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT (THE "FLORIDA ACT") PROVIDES, WHEN SALES ARE MADE TO FIVE OR MORE INVESTORS, ANY SALE MADE PURSUANT TO SECTION 517.061(11) OF THE FLORIDA ACT SHALL BE VOIDABLE BY SUCH FLORIDA SUBSCRIBER EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH SUBSCRIBER TO THE COMPANY, AN AGENT OF THE COMPANY, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH SUBSCRIBER, WHICHEVER OCCURS LATER.

THIS SUBSCRIPTION AGREEMENT WILL BE DEEMED TO HAVE BEEN EXECUTED FOR ALL PURPOSES WHEN THE SUBSCRIBER SIGNS THE SIGNATURE PAGE PROVIDED HEREWITH.